THIRD AMENDMENT TO LEASE

27th THIS THIRD AMENDMENT TO LEASE (this "Third Amendment") is made as of the 27th day of May 2009, by and between **SM BRELL II, L.P.**, a California limited partnership (hereinafter referred to as "Landlord") and **EMTEC, INC. (parent of Luceo, Inc.)**, an Illinois corporation (hereinafter referred to as "Tenant").

WITNESSETH

WHEREAS, Landlord and Luceo, Inc. (a subsidiary of Tenant), entered into that certain Lease dated March ___, 2006 as amended by that certain First Amendment to Lease dated April 9, 2008 and that certain Second Amendment to Lease dated March 20, 2009 (collectively, the "Lease") for space consisting of 987 rentable square feet and known as Suite 268 (the "Premises") at 40 Shuman Drive, Naperville, Illinois (the "Building"); and

WHEREAS, Tenant desires to relocate the Premises to space consisting of 2,593 rentable square feet and known as Suite 216 (the "New Premises") in the Building; and

WHEREAS, The Term of the Lease is scheduled to expire April 30, 2010 and Landlord and Tenant desire to extend the Term of the Lease for one (1) period of one (1) month subject to the terms, covenants and conditions of this Third Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease in the following respects only:

I. LEASE IN FULL FORCE AND EFFECT; DEFINITIONS

Except as herein modified or amended, the provisions, conditions, and terms of the Lease shall remain unchanged and in full force and effect and are hereby ratified and confirmed by the parties hereto. Capitalized terms used in this Third Amendment shall have the same definitions as set forth in the Lease to the extent such capitalized terms are defined therein and are not redefined in this Third Amendment.

II. EXTENSION OF TERM

The Term of the Lease is hereby extended for a period of one (1) month (the "Third Extension Term") commencing on May 1, 2010 (the "Third Extension Term Commencement Date") and ending on May 31, 2010 (the "Termination Date").

III. NEW PREMISES

A. On June 1, 2009 (the "Relocation Date"), Tenant shall surrender possession of the Premises in a condition that complies with the requirements of Section 18 of the Lease and relocate to the New Premises, which is depicted on Exhibit A attached hereto. Thereafter, the definition of "Demised Premises" as set forth in the Schedule to the Lease shall be the New Premises and shall be referred to as Suite 216.

B. As of the Relocation Date, the Rentable Square Feet of the Demised Premises as set forth in the Schedule to the Lease shall be 2,593 rentable square feet.

C. If this Third Amendment is executed before the New Premises becomes vacant or otherwise available and ready for occupancy, or if any present tenant or occupant of the New Premises holds over, and Landlord cannot, using good faith efforts, acquire possession of the New Premises prior to the proposed Relocation Date, Landlord shall not be deemed to be in default, nor in any way liable to Tenant because of such failure, and Tenant agrees to accept possession of the New Premises at such time as Landlord is able to tender the same in accordance with Paragraph VI below, which date shall thenceforth be deemed the Relocation Date and the Term of the Lease, as amended, shall expire on the Termination Date. In no event shall Tenant be liable for the payment of Rent for the New Premises until Landlord has tendered possession of the New Premises to Tenant.

IV. RENT

Prior to the Relocation Date, Tenant shall continue to pay Base Rent for the Premises in the same manner and in the same amount as required by the Lease. Commencing on the Relocation Date, Tenant shall pay Base Rent for the New Premises in the same manner as required by the Lease in the following amounts:

Period	Annual Base Rent	Monthly Base Rent
06/01/09 – 05/31/10	$32,412.50 ($12.50 psf)	$2,701.04

Tenant shall continue to pay Base Rent adjustments for Taxes, Expenses and other amounts in accordance with the terms and conditions set forth in the Lease.

V. TENANT'S PERCENTAGE

For purposes of calculating the Base Rent adjustments for Taxes, Expenses and other amounts in accordance with the terms and conditions set forth in the Lease pursuant to Section 2 of the Lease, and for all other purposes under the Lease, effective as of the Relocation Date until the end of the Term, "Tenant's Percentage" shall be 1.595% (based upon a total of 162,560 rentable square feet, which is the total rentable square footage of the Building).

VI. CONDITION OF PREMISES

TENANT HEREBY ACKNOWLEDGES AND AGREES THAT LANDLORD IS LEASING THE NEW PREMISES TO TENANT "AS-IS," WITHOUT REPRESENTATIONS OR WARRANTIES, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS OR HABITABILITY AND WITHOUT OBLIGATION TO ALTER, REMODEL, IMPROVE, REPAIR, DECORATE OR CLEAN ANY PART OF THE NEW PREMISES OR ANY OTHER PORTION OF THE BUILDING.

VII. BROKERS

Tenant represents that Tenant has dealt directly with and only with CB Richard Ellis, Inc. in connection with this Third Amendment, and that insofar as Tenant knows, no other brokers negotiated this Third Amendment or are entitled to any commission in connection therewith. Tenant agrees to indemnify and hold Landlord, any mortgagee holding an interest in the Building, and their respective agents and employees harmless from any and all claims of any other broker in connection with this Third Amendment.

VIII. MISCELLANEOUS

Landlord and Tenant hereby agree that (a) this Third Amendment is incorporated into and made a part of the Lease; (b) any and all references to the Lease hereafter shall include this Third Amendment; and (c) except as specifically amended hereby, the Lease, and all terms, conditions, and provisions thereof, shall remain in full force and effect.

IX. NO PERSONAL LIABILITY

This Third Amendment is executed by the undersigned Landlord and/or its authorized agent, KBS Realty Advisors LLC, not personally, but solely as Landlord or its authorized agent, and it is expressly understood and agreed by the parties hereto, anything contained herein to the contrary notwithstanding, that each and all of the covenants, undertakings, representations and agreements herein made are made and intended, not as personal covenants, undertakings, representations and agreements of the Landlord, individually, but are made and intended only to bind Landlord's interest in the New Premises and the Building, and no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforced against said Landlord or any partner, officer, director, shareholder or agent thereof, or under any covenant, undertaking, representation, warranty or agreement herein contained, either expressed or implied; all such personal liability, if any, being and is expressly waived and released by the parties hereto or holder hereof, and by all persons claiming by or through or under said parties or holder hereof. Landlord and Tenant hereby represent, each to the other, they have the power and authority to enter into this Third Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed or caused to be executed by proper parties thereunto duly authorized so to do this Third Amendment as of the day and year first above written.

LANDLORD:

SM BRELL II, L.P., a California limited partnership

By: **KBS Realty Advisors, LLC**, a Delaware limited liability company, as agent

By: [signature]
Mark Brecheen, Senior Vice President

TENANT:

EMTEC, INC. (parent of Luceo, Inc.), an Illinois corporation

By: [signature]

Name: Siva Natarajan

Its: Vice President

EXHIBIT A

EXHIBIT A

ONE ENERGY CENTER

40 SHUMAN BLVD.
NAPERVILLE, IL 60563



CB RICHARD ELLIS

2nd Floor Plan
NOT TO SCALE

Whitney Architects Incorporated